Exhibit 23.4
Consent of Independent Registered Public Accounting Firm
The Board of Directors
LNB Bancorp, Inc.:
We consent to the use of our report dated March 13, 2006 incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Cleveland, Ohio
April 18, 2007